Exhibit 8.1

January 16, 2013

CVR Refining, LP

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

Re: CVR Refining, LP Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for CVR Refining, LP (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Registration Statement on Form S-1 (File No. 333-184200), (such Registration Statement, as amended at the effective date hereof, together with the registration statement filed by the Partnership on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, being collectively referred to herein as the “Registration Statement”) to which this opinion is an exhibit.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material Tax Consequences,”

constitute the opinion of Vinson & Elkins L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein. No opinion is expressed as to any matter not discussed therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.